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                                 March 2, 1999

AT&T Capital Corporation
2 Gatehall Drive
Parsippany, New Jersey 07054

Newcourt Credit Group Inc.
BCE Place, 181 Bay Street, Suite 3500
Toronto, Ontario Canada M5J  2T3

Ladies and Gentlemen:

        We hereby refer to the joint Registration Statement on Form F-3 (the "Registration Statement") filed by AT&T Capital Corporation, a Delaware corporation (the "Company"), and Newcourt Credit Group Inc., an Ontario corporation ("Newcourt"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of one or more series of debt securities (the "Debt Securities") under the Indenture to be dated as of March 1, 1999 (the "Indenture") among the Company, Newcourt and The Chase Manhattan Bank, as trustee (the "Trustee"), and warrants to purchase Debt Securities, currency warrants, index warrants and interest rate warrants (collectively, the "Warrants") and the registration by Newcourt of guarantees of the Debt Securities ("Debt Securities Guarantees") and the Warrants ("Warrant Guarantees" and collectively, the "Guarantees").

        This opinion is being delivered to you pursuant to the requirements of
Item 601(b) (5) of Regulation S-K under the Securities Act.

        We have reviewed the forms of Indenture, Debt Securities Guarantee, Warrant Guarantee, Debt Warrant Agreement, Index Warrant Agreement, Currency Warrant Agreement and Interest Rate Warrant Agreement that have been filed as Exhibits to the Registration Statement with respect to the proposed issuance and delivery of the Debt Securities and Warrants and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion.

        In our examination, we have assumed the legal capacity of all natural persons. In rendering this opinion, we have assumed that all the parties to execute the documents reviewed by us as well as the Debt Securities have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and Debt Securities and, except as specifically provided for herein, the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon the



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AT&T Captital Corporation
Newcourt Credit Group Inc.
March 2, 1999
Page 2


accuracy and completeness of the representations of the Company and Newcourt contained in the documents reviewed by us. Additionally, we have assumed that the Registration Statement, as finally amended, has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission and any prospectus or prospectus supplement required to be delivered to a purchaser thereof pursuant to the Securities Act shall have been duly delivered. Notwithstanding anything contained herein to the contrary, no assumption or limitation hereinafter set forth in this opinion shall be construed to limit or otherwise affect any assumptions or limitations hereinbefore set forth in this opinion.

        Based on the foregoing, and assuming that the terms of each series of Debt Securities, Warrants and Guarantees are otherwise in compliance with applicable law at the time of issuance of such securities, we are of the opinion that:

                1. When the Indenture, substantially in the form reviewed by us, has been duly authorized, executed and delivered by the parties thereto and shall have been qualified under the Trust Indenture Act of 1939, as amended and, with respect to each series of Debt Securities, when (a) the amount, price, interest rate and other principal terms of the Debt Securities relating to such series of Debt Securities have been duly approved by all requisite corporate action; (b) such Debt Securities shall have been duly authorized, executed and authenticated as provided in, and in compliance with the terms of, the Indenture and shall have been duly paid for and delivered, such Debt Securities will constitute legally valid and binding obligations of the Company enforceable in accordance with, and subject to, their terms and entitled to the benefits of the Indenture; and

                2. With respect to each issue of Warrants, when (a) the principal terms of the Warrants to be issued shall have been duly approved by all requisite corporate action; (b) the applicable Debt Warrant Agreement, Currency Warrant Agreement, Index Warrant Agreement and/or Interest Rate Warrant Agreement, substantially in the forms reviewed by us (collectively, the "Warrant Agreements") have been duly authorized and executed by the parties thereto; and (c) the Warrants shall have been duly authorized and executed by the Company and countersigned as provided in the Warrant Agreements and shall have been duly paid for and delivered pursuant to a prospectus and a prospectus supplement relating to such sale, such Warrants will constitute legally valid and binding obligations of the Company enforceable in accordance with, and subject to, their terms and the terms of the Warrant Agreements.

                3. Assuming that the Debt Securities Guarantees have been authorized by Newcourt in accordance with Canadian Law (as hereinafter defined) and that Canadian Law to the extent applicable to the issuance, offer and/or sale of the Debt Securities Guarantees has been duly complied with, when (a) the principal terms of each of the Debt Securities Guarantees to be



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AT&T Captital Corporation
Newcourt Credit Group Inc.
March 2, 1999
Page 3



        issued shall have been duly approved by all requisite corporate action;
        (b) the applicable Debt Securities Guarantee, substantially in the form reviewed by us ("Debt Securities Guarantee Agreement"), has been duly authorized and executed by the parties thereto; and (c) such Debt Securities Guarantee shall have been duly delivered, the Debt Securities Guarantees will constitute legally valid and binding obligations of Newcourt enforceable in accordance with, and subject to, their terms; and

                4. Assuming that the Warrant Guarantees have been authorized by Newcourt in accordance with Canadian Law and that Canadian Law to the extent applicable to the issuance, offer and/or sale of the Warrant Guarantees has been duly complied with, when (a) the principal terms of each of the Warrant Guarantees to be issued shall have been duly approved by all requisite corporate action; (b) the applicable Warrant Guarantee, substantially in the form reviewed by us ("Warrant Guarantee Agreement"), has been duly authorized and executed by the parties thereto; and (c) such Warrant Guarantee shall have been duly delivered, the Warrant Guarantees will constitute legally valid and binding obligations of Newcourt enforceable in accordance with, and subject to, their terms.

        The opinions expressed herein are qualified to the extent that (i) the enforceability of the Debt Securities and the Warrants and the obligations of the Company thereunder and the availability of certain rights and remedial provisions provided for in the Indenture and the applicable Warrant Agreements and (ii) the enforceability of the Debt Securities Guarantee Agreement and the Warrant Guarantee Agreement and the obligations of Newcourt thereunder and the availability of certain rights and remedial provisions provided for in such agreements, are subject to the effects of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship and moratorium laws and subject to the limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, to general principles of equity, regardless of whether enforcement is considered in proceedings in equity or at law, and to an implied covenant of good faith and fair dealing.

        This opinion is limited to the laws of the United States of America and the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. In addition, without limiting the foregoing sentence, we express no opinion as to (i) the laws of Canada, its provinces or any political subdivision thereof ("Canadian Law"), (ii) compliance by any party with the provisions of United States federal securities laws, including the Securities Act, applicable to the issuance, offer and/or sale of any of the Debt Securities, Warrants and/or Guarantees and (iii) the application of the securities or blue sky laws of the various states to the issuance, offer and/or sale of the Debt Securities, Warrants or the Guarantees or compliance by any party therewith.



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AT&T Captital Corporation
Newcourt Credit Group Inc.
March 2, 1999
Page 4



        The opinions set forth in this letter are based on the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update the opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to this firm relating to this opinion included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                               Very truly yours,

                                               Wilentz, Goldman & Spitzer




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